Wednesday June 17, 8:00 am Eastern Time

Company Press Release

Internet Stock Market Resources, Inc. Announces 1-for-9 Reverse Split of All Common Shares Issued and Outstanding

ST. PETERSBURG, Fla., June 17 Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR - news) announced this morning that all issued and outstanding shares of Common stock of the Company are being reverse-split, one-for-nine (1-for-9), effective Wednesday, June 30, 1999 for shares of record on Thursday June 17, 1999. Any fractional shares resulting from this reverse split will be rounded to one (1) full share.

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge. For information regarding Internet Stock Market Resources, Inc., please contact: Budd Morris, President. Phone: (727) 896-9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc.
http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.